As filed with the Securities and Exchange Commission on November 11, 1999
                                Registration No.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                               CEL-SCI CORPORATION

               (Exact name of issuer as specified in its charter)

            Colorado                                   84-0916344
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

          8229 Boone Blvd., Suite 802                    22182
              Vienna, Virginia
   -------------------------------------------        -----------
   (Address of Principal Executive Offices)           (Zip Code)

                          Incentive Stock Option Plans
                        Non-Qualified Stock Option Plans
                                Stock Bonus Plans
                              (Full Title of Plan)

                                Geert R. Kersten
                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                             Vienna, Virginia 22182
                     (Name and address of agent for service)

                                  (703) 506-9460
               (Telephone number, including area code, of agent for service)

 Copies of all communications, including all communications sent to agent for service to:
                              William T. Hart, Esq.
                                 Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 8020
                                 (303) 839-0061

                           CALCULATION OF REGISTRATION FEE
                                        Proposed       Proposed
Title of                                maximum         maximum
securities                Amount        offering       aggregate     Amount of
 to be                    to be          price         offering    registration
registered              registered(1)  per share(2)     price           fee
-------------------------------------------------------------------------------

Common Stock Issuable     340,000         $2.44         $829,600     $231.00
Pursuant to Stock Bonus
Plans

------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Stock Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on November 9, 1999.

                               CEL-SCI CORPORATION
              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

 (NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                             Caption in Prospectus

  1.     Plan Information

         (a)  General Plan Information         Stock Option and Bonus Plans

         (b)  Securities to be Offered         Stock Option and Bonus Plans

         (c)  Employees who may Participate    Stock Option and Bonus Plans
              in the Plan

         (d) Purchase of Securities Pursuant Stock Option and Bonus Plans to the Plan and Payment for Securities Offered

         (e)  Resale Restrictions              Resale of Shares by Affiliates

         (f)  Tax Effects of Plan              Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds              Not Applicable.

         (h)  Withdrawal from the Plan;        Other Information Regarding the
              Assignment of Interest           Plans

         (i)  Forfeitures and Penalties        Other Information Regarding the
                                               Plans

         (j)  Charges and Deductions and       Other Information Regarding the
              Liens Therefore                  Plans

  2.     Registrant Information and Employee   Available Information,
         Plan Annual Information               Documents Incorporated by
                                               Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form l0-K for the year ending September 30, 1998, reports on Form 10-Q for the quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 and Proxy Statement relating to the Company's April 12, 1999 Annual Meeting of Shareholders. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed

         In September 1999 the Company issued 200,000 shares of its common stock to Maximilian de Clara, an officer and director of the Company. The 200,000 shares were issued pursuant to the Company's Stock Bonus Plan. The issuance of these shares was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

Item 8 - Exhibits

  4    - Instruments Defining Rights of
         Security Holders                 -----------------

 (a) - Common Stock                     Incorporated by reference to Exhibit
                                        4(a) of the Company's Registration
                                        Statements  on  Form S-l, File Nos.
                                        2-85547-D and 33-7531.

 (b) - 1998 Stock Bonus Plan
       (as amended)                     __________________________________


  5 - Opinion Regarding Legality        __________________________________

 l5 - Letter Regarding Unaudited Interim
      Financial Information                None

 23 - Consent of Independent Public
      Accountants and Attorneys         __________________________________

 24 - Power of Attorney                 Included in the signature page
                                        of this Registration Statement

  99 - Additional Exhibits
    (Re-Offer Prospectus)               __________________________________

Item 9 - Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) to  reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii)to include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                   Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, State of Virginia, on November 9, 1999.

                                       CEL-SCI CORPORATION

                                       By:  /s/ Maximilian de Clara
                                          MAXIMILIAN DE CLARA, PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                      Date

 /s/ Maximilian de Clara         Director and President     November 9, 1999
 -------------------------
 Maxamilian de Clara


 /s/ Geert R. Kersten            Director, Principal        November 9, 1999
-------------------------        Financial Officer and
Geert R. Kersten                 Chief Executive Officer


----------------------           Director
Alexaner G. Esterhazy


 /s/ John M. Jacquemin           Director                   November 9, 1999
-------------------------
 John M. Jacquemin

                                    FORM S-8
                              CEL-SCI Corporation
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22182


                                    EXHIBITS

Exhibits

 4  - Instruments Defining Rights of
      Security Holders                      ---------------------------------

(a) - Common Stock                          Incorporated by reference to Exhibit
                                            4(a) of the Company's Registration
                                            Statements on Form S-l, File Nos.
                                            2-85547-D and 33-7531.

(b) - 1998 Stock Bonus Plan (as amended)    _________________________________

 5 - Opinion Regarding Legality             _________________________________

l5 - Letter Regarding Unaudited Interim
    Financial Information                   None

23 - Consent of Independent Public
        Accountants and Attorneys          __________________________________

24 - Power of Attorney                     Included in the signature page
                                           of this Registration Statement

99  - Additional Exhibits
      (Re-Offer Prospectus)                __________________________________